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                                                   EXHIBIT 24.2


       I, Dorothy J. Fulco, Assistant Secretary of Edison International, certify that the attached is an accurate and complete copy of a resolution of the Board of Directors of the corporation, duly adopted at a meeting of its Board of Directors held on March 20, 1996.

Dated:  March 26, 1996




                                      Dorothy J. Fulco
                           ---------------------------------------
                                     Assistant Secretary
                                    Edison International
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            RESOLUTION OF THE BOARD OF DIRECTORS OF

                     EDISON INTERNATIONAL

                    Adopted: March 20, 1996

              RE:    ANNUAL REPORT ON FORM 10-K


      WHEREAS, the Securities Exchange Act of 1934, and regulations thereunder, require that Annual, Quarterly and Current Reports be filed with the Securities and Exchange Commission ("Commission"); and it is desirable to effect such filings over the signatures of attorneys-in-fact;

      NOW, THEREFORE, BE IT RESOLVED, that each of the officers of this corporation is hereby authorized to file or cause to be filed with the Commission the Annual Report on Form 10-K of this corporation for the year ended December 31, 1995, Quarterly Reports on Form 10-Q for each of the first three quarters of 1996, Current Reports on Form 8-K as needed, and any required or appropriate supplements or amendments to such reports, all in such forms as the officer acting or counsel for this corporation considers appropriate.

      BE IT FURTHER RESOLVED, that each of the officers of this corporation is hereby authorized to execute and deliver on behalf of this corporation and in its name a power of attorney appointing Bryant C. Danner, Alan J. Fohrer, R.K. Bushey, Beverly P. Ryder, Kenneth S. Stewart, James R. Berg, L.C. Clark, Patricia N. Glazier, Dorothy J. Fulco, Joseph
G. Llorens, Thomas J. Dennis and Charles Cooke, and each of them, to act severally as attorney-in-fact for this corporation for the purpose of executing and filing with the Commission on behalf of this corporation and in its name the Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any and all amendments and supplements thereto.